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                                                      November 17, 1997




Del F. Goedeker
Chairman of the Board
Joseph N. Tosh II
President and Chief Executive
  Officer
Century Financial Corporation
One Century Place
Rochester, Pennsylvania  15074

     Re:  Century Financial Corporation

Gentlemen:

     This letter constitutes a letter of intent by and between Citizens Bancshares, Inc. and Century Financial Corporation ("Century") for the purpose of setting forth the general terms and conditions under which Century will
affiliate with Bancshares (the "Affiliation").    Specifically we have agreed
as follows:


     1.   The Definitive Agreement.
          -------------------------
It is contemplated that the Affiliation will be consummated pursuant to a definitive agreement containing terms and conditions generally applicable to transactions of this type (the "Definitive Agreement"). It is understood that the terms and conditions of the Definitive Agreement will include, among other things, the following:

          a.   Structure and Use of Century Name.
               ----------------------------------
               The Affiliation will be effected by means of a merger of Century with and into Bancshares, with Century's wholly-owned banking subsidiary, Century National Bank and Trust Company ("CNB"), remaining as an independent subsidiary of Bancshares for not less than six (6) months after consummation of the merger. It is expected that the financial benefits of consolidating CNB with one of Bancshares' banking subsidiaries, The Citizens Banking Company ("Citizens"), will dictate a long-term structure in which CNB will be operated as an independent division of Citizens, retaining the valuable Century name. As a division of Citizens, CNB will continue to operate its existing group of offices as autonomously as possible, receiving significant support from Bancshares. In recognition of the profitable growth that is associated with Century, the Affiliation will permit Century's name to remain predominate on an ongoing basis in its marketplace.

          b.   Consideration; Exchange Ratio.
               ------------------------------
               In the Affiliation, the outstanding shares of Century common stock, par value $.835 per share (the "Century Stock") will be converted into Bancshares common shares, without par value
               (the "Bancshares Shares"), in a tax-free exchange. Outstanding options on Century Stock (including those to be issued in January, 1998), will be exchanged for options to purchase


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               Bancshares Shares at the same exchange ratio applicable to the
               Century Stock. The exchange ratio for the conversion of Century Stock into Bancshares Shares will be as follows:

                      At the effective time of the merger, each outstanding
               share of Century Stock will be converted into .425 Bancshares Shares (i.e., $26.67 per share for Century shareholders based on Bancshares' closing stock price of $62.75 on November 7,
               1997); subject, however, to the following adjustments:

               (i) If the Average NMS Closing Price (as defined below) is greater than $67.50, then each outstanding share of Century Stock will be converted into that number of Bancshares Shares that results from dividing $28.70 by the Average NMS Closing Price; provided, however, that if prior to the effective time of the merger, Bancshares publicly announces that it has agreed to a transaction in which control of Bancshares will be acquired by another company, then in no event will the exchange ratio be less than .3976; or

               (ii) If the Average NMS Closing Price is less than $56.50, but greater than or equal to $54.25, then each outstanding share of Century Stock will be converted into that number of Bancshares Shares that results from dividing $24.00 by the Average NMS Closing Price; or

               (iii)If the Average NMS Closing Price is less than $54.25, then each outstanding share of Century Stock will be converted into .4424 Bancshares Shares.

     The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Average NMS Closing Price" shall mean the arithmetic mean of the NMS Closing Prices for the ten (10) trading days immediately preceding the fifth (5th) trading day prior to the consummation of the Affiliation.

          c.   Termination Events.
               -------------------

               (i) If the Average NMS Closing Price is less $46.50, then Century may terminate the Definitive Agreement; or

               (ii) If (i) the Average NMS Closing Price is less than
                     $54.25, and (ii) Bancshares' Average NMS Closing Price is
                    more than ten (10) percent lower than the average of the NMS Closing Price of an index of selected, publicly traded, peer group, commercial banking institutions in Ohio, Pennsylvania and West Virginia, then Century may terminate the Definitive Agreement.

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          d.   Employees.
               ----------

               Bancshares recognizes that Century's employees are one of its most valuable assets. Bancshares will seek to minimize the impact of the Affiliation on those employees. To that end, the Definitive Agreement will provide that there will be no involuntary terminations (other than for "cause") of any of Century's employees for at least six (6) months after the consummation of the Affiliation. Bancshares will first seek to accomplish changes in the workforce through job transfers, internal job postings and attrition. Century employees should have greater opportunities for professional growth within the combined Bancshares-Century organization and it is Century's hope that in the long-term, total employment at CNB will actually increase as Bancshares continues to grow in western Pennsylvania.

          e.   Employment Agreements.
               ----------------------
               In connection with the Affiliation, Bancshares will honor the Employment Agreements referred to in g hereof.

          f.   Post-Affiliation Board Structure.
               ---------------------------------
               It is the practice of Bancshares and Citizens to structure their respective Boards of Directors with individuals well versed in business and having familiarity with local markets. In keeping with past practices, 3 directors from Century's Board of Directors will be invited to join the Board of Bancshares (one of whom will be designated for membership on the Board's Executive Committee) and 4 Century directors will be invited to join the Citizens Board. The remaining Century Board members will be asked to serve on the Century Advisory Board.

          g.   Closing; Certain Conditions.
               ----------------------------
               Subject to the receipt of required regulatory approvals, the registration of the Bancshares Shares with the Securities and Exchange Commission (and necessary state "blue sky" compliance), and the approval of Century's and Bancshares' shareholders, it is expected that the Affiliation will be consummated by June 30, 1998 (or such other date as is mutually agreed upon). The Affiliation will also be conditioned (i) with respect to Bancshares, on the receipt of an opinion from Bancshares' independent auditors that the transaction will be treated as a "pooling of interests" business combination for accounting purposes and reaching mutually agreed upon employment agreements with the following Century executives:
               Joseph N. Tosh II, Donald A. Benzinger, Edwin C. Schaffnit and
               C. David Becker (collectively, the "Employment Agreements") and
               (ii) with respect to Century, on receipt of an opinion from Century's counsel to the effect that the merger is tax-free for Century shareholders.

     2.   Conditions to Execution of a Definitive Agreement:
          --------------------------------------------------
The execution of the Definitive Agreement is subject to (i) negotiation of a mutually acceptable Definitive Agreement and approval thereof by the Board of Directors of each of Bancshares and Century; (ii) completion of satisfactory due diligence investigations by Bancshares and Century of each other and (iii) receipt by Century's Board of Directors of an opinion from its financial advisor to the effect that the Affiliation is fair to Century's shareholders from a financial point of view. We expect that on-site reviews will begin as soon as possible and that both Bancshares' and Century's due diligence investigations will be completed on or before December 2, 1997. Assuming the successful completion of our due

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diligence efforts, we expect that the Definitive Agreement will be entered into by December 2, 1997.

     3.   Confidentiality.
          ----------------
Bancshares and Century will treat in complete confidence any information received from the other, and will use it solely for the purpose of evaluating the Affiliation, as well as for the purpose of any subsequent negotiations.

     4.   Grant of Stock Option; Exclusive Dealing.
          -----------------------------------------
In recognition of the time, expense, and resources to be expended by Bancshares in working toward consummation of the Affiliation, Century hereby
(i) is granting to Bancshares an option to purchase Century Stock representing up to 19.9% of the outstanding shares of Century Stock at an exercise price of $18.00 per share payable in cash and (ii) is agreeing to negotiate exclusively with Bancshares through December 31, 1997, all as more specifically set forth in the Stock Option Agreement attached to and made a part of this letter (the "Option Agreement").

     5.   Termination.
          ------------
This letter of intent may be terminated at any time by mutual consent of the parties, or by either party by giving written notice thereof to the other party at the party's executive offices, attn: President and Chief Executive Officer. It is understood that paragraph 3 and the Option Agreement will survive and continue in full force and effect in the event this letter of intent is terminated.

     6.   Miscellaneous.
          --------------
The parties do not intend to be legally bound unless and until the Definitive Agreement is executed, and except as set forth in paragraph 3 hereof and in the Option Agreement (which shall be binding upon Bancshares and Century and our respective successors and assigns), no contractual rights or obligations shall arise from this Offer. Each of us will be responsible for our own costs and expenses incurred in connection with the Affiliation.

     We believe that the Affiliation represents substantial value for Century shareholders and exciting opportunities for your customers and employees. If the foregoing accurately sets forth the basis upon which you are willing to proceed with the Affiliation, please so indicate by signing and returning the duplicate copy of this letter and the enclosed Option Agreement by midnight on November 17, 1997.

                                              Very truly yours,

                                              CITIZENS BANCSHARES, INC.




                                              By:/s/ Marty E. Adams
                                                 ----------------------------
                                                 Marty E. Adams, President and
                                                 Chief Executive Officer



ACCEPTED AND AGREED to as of this 17th day of November 1997.

CENTURY FINANCIAL CORPORATION


By:/s/ Del F. Goedeker
   ------------------------------------
   Del F. Goedeker, Chairman


By:/s/ Joseph N. Tosh, II
   ------------------------------------
   Joseph N. Tosh II
   President and Chief Executive Officer


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